                                                                    EXHIBIT 99.1


       ( BW)(PA-KRAMONT-REALTY-TRUST)(KRT) Kramont Realty Trust Announces
                           First Quarter 2003 Results

    Business Editors

    PLYMOUTH MEETING, Pa.--(BUSINESS WIRE)--May 7, 2003--Kramont Realty Trust (NYSE:KRT) today reported operating results for the first quarter ended March 31, 2003.


                                   Highlights
                      (for first quarter 2003 versus 2002;
         share information is per common share on a fully diluted basis)

First Quarter Results

(in thousands except for per share
 information)                                              Three months ended
                                                                March 31
                                                            2003           2002
Reconciliation of net income to funds from
  operations
Net income to common shareholders                       $  3,803       $  2,714
  Add: Depreciation and amortization of real
    estate (1), (2)                                        4,220          3,832
  Less: Gain from sale of real
    estate (3)                                                --           (197)
                                                        --------       --------
Funds from operations (FFO)                                8,023          6,349
                                                        --------       --------
FFO per share                                           $   0.34       $   0.34
                                                        --------       --------

Summary of net income to common shareholders

  Net income from continuing operations                    3,934          4,376
  Net income from discontinued operations                  1,572            222
                                                        --------       --------
Net income                                                 5,506          4,598
Preferred share distributions                             (1,703)        (1,884)
                                                        --------       --------
Net income to common shareholders                          3,803          2,714
                                                        --------       --------
Net income per share                                    $   0.16       $   0.14
                                                        --------       --------

Weighted average common shares outstanding                23,384         18,885


    -- The increases in FFO and net income to common shareholders for the first quarter of 2003 compared to the same period last year were primarily the result of gains on the sales of land which were included in results from discontinued operations.

    -- A total of 4.4 million additional shares were issued in May and December 2002 and January 2003; and, per share FFO results remained constant in the first quarter 2003 versus the same period last year.

    Portfolio

    -- Executed 56 new and renewal leases in existing space for 153,185 square feet at an average rent of $13.40, an increase of 4.3%.


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        --  21 new leases for previously leased space were executed, representing 44,978 square feet at an average rent of $13.24 per square foot.

        -- 35 renewals were executed for 108,207 square feet at an average renewal rent of $13.46 per square foot.

    -- 3 leases were executed for new space totaling 9,617 square feet at an average rent of $11.09 per square foot.

    -- Occupancy remained constant from the prior quarter. For the overall portfolio occupancy was 87%. Excluding properties in redevelopment, occupancy was 94%

    -- Purchased 3 properties and 24 developable acres in New Jersey and sold 28 acres in Broward County, Florida and a three-acre out-parcel in Bensalem, Pennsylvania. These transactions are in keeping with the Trust's program to acquire high-quality shopping centers and dispose of non-core assets.

    Management Comments

    "We are pleased with our results for the first quarter," stated Louis P. Meshon, Sr., president and chief executive officer of Kramont. "While recent land sales contributed to the first quarter results, the upcoming $190 million MetLife loan closing coupled with three significant anchor store openings should generate recognizable impact on our results in the second half of the year," Mr. Meshon stated.

    Redevelopment Activity

    The Trust's redevelopment projects continue on schedule and on budget.

Barn Plaza
The 88,248 Kohl's store at Barn Plaza opened on April 4, 2003. The rent from this store will start to impact earnings in the 2nd quarter.

Bristol Commerce Park
The construction of the Wal-Mart store is on schedule and is projected to open in July 2003.

The Shoppes at Valley Forge
Construction on the 60,000 square foot Redner's Supermarket is on schedule; the store is projected to open this month.

Bethlehem Square
The new Giant Supermarket is under construction and is projected to open this summer. Rent continues to be collected from the former tenant during construction.

    About Kramont

    Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development and management. The company currently owns, operates, manages and has under development 91 properties encompassing approximately 11.6 million square feet of leasable space in 15 states. Seventy-five percent of Kramont's centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.


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    Notes to reconciliation of net income to FFO:

    (1) Net of minority interests of $306 and 338, respectively

    (2) Depreciation related to unconsolidated affiliates of $43 and $48, respectively.

    (3) Net of amounts attributable to minority interests of ($14) in 2002.

    Funds From Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts (NAREIT), consists of net income (computed in accordance with generally accepted accounting principles) before depreciation and amortization of real property, extraordinary items and gains and losses on sales of income-producing real estate.

    The Company believes that FFO is an appropriate measure of operating performance because real estate depreciation and amortization charges are not meaningful in evaluating the operating results of the Company's properties and extraordinary items, the gain on the sale of income-producing real estate and deferred income tax benefit, would distort the comparative measurement of performance and may not be relevant to ongoing operations. However, FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to either net income as a measure of the Company's operating performance or to cash flows from operating activities as an indicator of liquidity or cash available to fund all cash flow needs.

    Certain statements contained in this press release that are not related to historical results, are forward-looking statements, such as anticipated liquidity and capital resources, closing of financing commitments and anticipated occupancy dates for new tenants. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company's business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company's substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in the Company's Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company's Form 10-K and in other reports we filed with Securities and Exchange Commission.


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                              Kramont Realty Trust
                              Financial Highlights
                    (in thousands, except for per share data)


                                                          Three months ended
                                                               March 31
                                                       ------------------------
                                                         2003           2002 (a)
                                                       --------        --------
Revenue:
  Rent                                                 $ 27,591        $ 25,427
  Interest income                                         1,126           1,214
  Other                                                       0               0
                                                       --------        --------

         Total revenue                                   28,717          26,641

Expenses:
  Interest                                                8,506           9,367
  Operating expenses                                      9,610           7,055
  Depreciation and amortization                           4,456           4,164
  General and administrative                              2,198           1,619
                                                       --------        --------

         Total expenses                                  24,770          22,205
                                                       --------        --------

                                                          3,947           4,436
  Equity in income of unconsolidated
  affiliates                                                149             171
  Minority interests in income
  of OP                                                    (162)           (231)
                                                       --------        --------

Net income from continuing operations                     3,934           4,376

Results from discontinued operations:
  Income from operations of
  properties sold or held for sale                            3              18
  Gain on sale of properties                              1,683             212
  Minority interests in discontinued
  operations                                               (114)             (8)
                                                       --------        --------
Net income from discontinued
  operations                                              1,572             222

Net income                                                5,506           4,598

  Preferred share distributions                          (1,703)         (1,884)
                                                       --------        --------

Net income to common shareholders                      $  3,803        $  2,714
                                                       ========        ========

Per common share:
Net income from continuing operations,
  basic and diluted                                    $   0.09        $   0.13
Net income from discontinued operations,
  basic and diluted                                        0.07            0.01
                                                       --------        --------
Total net income per share, basic
  and diluted                                          $   0.16        $   0.14
                                                       ========        ========

Dividends declared                                     $  0.325        $  0.325
                                                       ========        ========


Average number of common shares-basic                    23,354          18,872

Average number of common shares-diluted                  23,384          18,885


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                              Kramont Realty Trust
                              Financial Highlights
                    (in thousands, except for per share data)


                                                           Three months ended
                                                                March 31
                                                          ---------------------
                                                            2003          2002
                                                          -------       -------
Funds from operations:

Net income to Common Shareholders                         $ 3,803       $ 2,714
  Add: Depreciation and amortization
       of real estate assets (b)                            4,220         3,832
  Less: Gain from sale of income-producing
      real estate (b)                                          --          (197)
                                                          -------       -------

  Funds from operations                                   $ 8,023       $ 6,349
                                                          =======       =======


  Funds from operations per
    Common Share                                          $  0.34       $  0.34
                                                          =======       =======


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                              Kramont Realty Trust
                              Financial Highlights
                    (in thousands, except for per share data)


                                                 March 31,         Dec. 31,
                                                   2003             2002 (a)
                                                 --------          --------
Balance Sheet:
Real estate assets, net                          $685,228          $686,064
Properties held for sale                         $  7,413          $ 10,262
Cash and equivalents                             $ 12,799          $ 18,173
Total assets                                     $769,994          $779,260

Mortgages and notes payable                      $472,426          $480,489
Beneficiaries' equity                            $254,414          $253,890

   Leased percentage of portfolio                   87.48%            87.28%

   Leased percentage of stabilized portfolio        94.00%            94.23%

   Shopping centers owned                              80                80
   Office buildings owned                               2                 2
   Shopping Centers managed                             5                 5
                                                 --------          --------
                                                       87(c)             87

   Square feet of gross leasable area
   owned and managed                               11,513            11,487


Mortgages and notes payable
 summary:                                     March 31,                Dec. 31,
                                                2003                     2002
                                  Weighted                 Weighted
                                  Average      Balance     Average      Balance
                                    Rate                     Rate

    Floating rate                  4.24%       $66,100       4.81%     $70,200
    Fixed rate                     7.68%       406,300       7.68%     410,300
                                              --------                 -------

                                   7.22%      $472,400       7.26%     480,500
                                              ========                 =======

    Maturities:
                                   2003        225,700(d)
                                   2004         51,000
                                   2005         49,000
                                   2006         21,000
                                   2007         10,400
                                   After       115,300
                                              ---------

                                              $472,400
                                              =========



(a) Certain 2002 balance sheet and income statement amounts have been reclassified to reflect the inclusion of an office building held for sale at March 31, 2003.

(b)  Net of amounts attributable to minority interests.

(c) Represents properties owned and managed at March 31, 2003. In addition, there is one property currently under development. On April 3, 2003, Kramont purchased two shopping centers and an office building.

(d) Commitment secured for $190 million to refinance $181.7 million maturing June 2003 at 6.12% for a term of 10 years.

     CONTACT: Kramont Realty Trust
              Investors: Carl E. Kraus, 610/825-7100
              Media: Mitchell Brown, 610/818-6563


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